EXHIBIT 3.(b)



                    BROWN SHOE COMPANY, INC.




                     A NEW YORK CORPORATION


                             BYLAWS








                   ADOPTED BY THE STOCKHOLDERS

                        JANUARY 11, 1946

                  AMENDED THROUGH MARCH 2, 2000




































                        BYLAWS

                          OF

               BROWN SHOE COMPANY, INC.

                  ------------------
                      ARTICLE I.

               Meetings of Stockholders.


 SECTION  1.   Annual Meeting.  The annual  meeting  of
the Stockholders shall be held at such place within  or
without the State of New York as may from time to  time
be fixed by resolution of the Board of Directors on the
fourth  Thursday in May in each and every year  (or  if
said   day  be  a  legal  holiday,  then  on  the  next
succeeding day not a legal holiday), at eleven o'clock in the forenoon, for the purpose of electing directors and of transacting only such other business as may be properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman of the Board, or the President,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board, or the President, or (c), subject to ARTICLE II, Section 8 hereof, otherwise properly brought before the meeting by a stockholder.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.
Notwithstanding anything in the Bylaws to the contrary, but subject to ARTICLE II, Section 8 hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The meeting may be adjourned from time to time until its business is completed.

 SECTION 2. Special Meetings. Special meetings of the stockholders may be held upon call by the majority of the Board of Directors, the Chairman of the Board, or the President, at such time as may be fixed by the Board of Directors, the Chairman of the Board, or the President, and at such place within or without the State of New York as may be stated in the call and notice. The meeting may be adjourned from time to time until its business is completed.

 SECTION 3. Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of stockholders, signed by the Chairman of the Board or the President or a Vice-President or the Secretary or an Assistant Secretary, shall be served either personally or by mail, not less than ten days nor more than fifty days before the meeting, upon each stockholder of record entitled to vote at such meeting and upon each other stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken.

 If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given by mail, publication or otherwise, as may be required by the Certificate of Incorporation of the Company or by law.

 SECTION   4.   Quorum.   At  every  meeting   of   the
stockholders, the holders of record of shares entitled in the aggregate to a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Company then outstanding and entitled to vote if all such holders were present or represented at the meeting, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

 SECTION   5.    Voting.   At  all  meetings   of   the
stockholders,  each  holder of  record  of  outstanding
shares  of  stock  of  the Company,  entitled  to  vote
thereat,  may so vote either in person or by proxy.   A
proxy  may be appointed either by instrument in writing
executed  by  such  holder or by  his  duly  authorized
attorney,  or  by  such  other  means,  including   the
transmission of a telegram, cablegram or other means of
electronic   transmission,  such   as   telephone   and
Internet,  as may be authorized under the laws  of  the
State  of New York.  No proxy shall be valid after  the
expiration  of  eleven  months from  the  date  of  its
execution   or  transmission  unless  the   stockholder
executing or transmitting it shall have specified therein a longer time during which it is to continue in force.

  SECTION  6.   Record of Stockholders.  The  Board  of
Directors  may prescribe a period, not exceeding  fifty
days nor less than ten days prior to any meeting of the
stockholders, during which no transfer of stock on  the
books  of  the  company  may  be  made.   In  lieu   of
prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a day or hour, not more than fifty days prior to the day of holding any meeting of stockholders, as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting.

 SECTION  7.  Inspectors of Election.  At all elections
of  directors by the stockholders, the chairman of  the
meeting  shall  appoint  two  Inspectors  of  Election.
Before entering upon the discharge of his duties,  each
such  inspector  shall take and subscribe  an  oath  or
affirmation  faithfully  to  execute  the   duties   of
inspector  at  such  meeting as provided  by  law  with
strict  impartiality and according to the best  of  his
ability and thereupon the inspectors shall take  charge
of  the  polls  and after the balloting  shall  make  a
certificate  of  the  result of  the  vote  taken.   No
director or candidate for the office of director shall be appointed such inspector.


                      ARTICLE II.

 SECTION  1.   Number.  The number of directors  within
the  maximum  and minimum limits provided  for  in  the
Certificate of Incorporation may be changed  from  time
to  time  by  the  stockholders  or  by  the  Board  of
Directors by an amendment to these Bylaws.  Subject  to
amendment of these Bylaws, as aforesaid, the number  of
directors  of  the Corporation shall  be  eight.   Such
directors  shall be classified in respect of  the  time
for which they shall severally hold office, by dividing
them  into  two  classes consisting of three  directors
each  and  one  class consisting of two directors.   At
each  annual election, the successors of the  directors
of the class whose term shall expire in that year shall
be  elected to hold office for the term of three  years
so  that  the term of office of one class of  directors
shall  expire  in  each year.  The Board  of  Directors
shall  not  choose  as a director to fill  a  temporary
vacancy  any person over the age of seventy years,  and
shall not recommend to the stockholders any person  for
election as a director for a term extending beyond  the
Annual Meeting of Stockholders following the end of the
calendar  year  during which he attains his  seventieth
birthday,  provided,  however,  that  this  shall   not
prevent the designation by the Board of such person as an Honorary Director, to serve without vote.

 SECTION  2.  Meetings of the Board.  Meetings  of  the
Board  of Directors shall be held at such place  within
or  without the State of New York as may from  time  to
time be fixed by resolution of the Board, or as may  be
specified in the call of any meeting.  Regular meetings
of  the Board of Directors shall be held at such  times
as  may from time to time be fixed by resolution of the
Board.   Notice  need  not  be  given  of  the  regular
meetings of the Board held at times fixed by resolution
of  the  Board.  Special meetings of the Board  may  be
held at any time upon the call of  the Chairman of  the
Board  or  the  President  or  any  two  directors   by
telegraphic or written notice, duly served on  or  sent
or  mailed  to each director not less than  three  days
before such meeting.  Special meetings of the Board  of
Directors  may be held without notice, if  all  of  the
directors  are  present or if those not  present  waive
notice of the meeting in writing or by telegraph.   Any
one  or  more  of  the directors may participate  in  a
meeting  of  the  Board  of Directors  by  means  of  a
conference    telephone   or   similar   communications
equipment  allowing  all persons participating  in  the
meeting   to   hear  each  other  at  the  same   time.
Participation by such means shall constitute presence in person at a meeting.

 SECTION 3. Quorum. The attendance of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

 SECTION  4.   Vacancies.  Vacancies in  the  Board  of
Directors may be filled by a vote of a majority of  the
directors  in  office even though less than  a  quorum;
provided that, in case of an increase in the number  of
directors pursuant to an amendment of these Bylaws made
by  the  stockholders, the stockholders  may  fill  the
vacancy or vacancies so created at the meeting at which
the  bylaw  amendment is effected.   The  directors  so
chosen  shall  hold  office, unless  they  are  removed
therefrom   by  the  stockholders,  for  the  unexpired
portion of the term of the directors whose place shall be vacant and until the election of their successors.

 SECTION  5.   Resignations.   Any  director   of   the
Company may resign at any time by giving written notice
to  the  President or to the Secretary of the  Company.
Such   resignation  shall  take  effect  at  the   time
specified   therein;  and  unless  otherwise  specified
therein the acceptance of such resignation shall not be necessary to make it effective.

 SECTION 6. Organization. The Board of Directors shall have general power to direct the management of the business and affairs of the Company, and may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and for the management of the business and affairs of the Company. Directors need not be stockholders.

 SECTION  7.  Compensation.  Directors, as such,  shall
not  receive any stated salary for their services,  but
by resolution of the Board, a fixed sum and expenses of
attendance,  if any, may be allowed for  attendance  at
each  regular  or  special meeting of  the  Board,  and
directors shall be entitled to compensation other  than
a stated salary in such form and in such amounts as the
Board may determine.  However, this Bylaw shall not  be
construed to preclude any director from serving in  any
other  capacity  and  receiving compensation  therefor.
Members  of  the  Executive  Committee  and  all  other
committees  may be allowed a fixed sum and expenses  of
attendance,   if  any,  for  attendance  at   committee
meetings.

 SECTION  8.   Notice and Qualification of  Stockholder
Nominees to Board of Directors.  Only persons  who  are
nominated  in accordance with procedures set  forth  in
this  Section  8  shall be qualified  for  election  as
Directors.  Nominations of persons for election to  the
Board  of  Directors of the Company may be  made  at  a
meeting of stockholders by or at the direction  of  the
Board of Directors or by any stockholder of the Company
entitled to vote for the election of Directors  at  the
meeting  who complies with the procedures set forth  in
this Section 8.  In order for persons nominated to  the
Board  of Directors, other than those persons nominated
by or at the direction of the Board of Directors, to be
qualified  to  serve  on the Board of  Directors,  such
nomination shall be made pursuant to timely  notice  in
writing to the Secretary of the Company.  To be timely,
stockholder's notice shall be delivered  to  or  mailed
and  received at the principal executive offices of the
Company  not  less than 60 days nor more than  90  days
prior  to the meeting; provided, however, that  in  the
event  that  less than 70 days' notice or prior  public
disclosure of the date of the meeting is given or  made
to stockholders, notice by the stockholder to be timely
must  be  so  received  not later  than  the  close  of
business  on  the 10th day following the day  on  which
such  notice of the date of the meeting was  mailed  or
such  public  disclosure was made.  Such  stockholder's
notice  shall set forth (a) as to each person whom  the
stockholder  proposes to nominate for election  or  re-
election  as  a  Director (i) the name,  age,  business
address and residence address of such person, (ii)  the
principal  occupation  or employment  of  such  person,
(iii)  the  class and number of shares of  the  Company
which  are beneficially owned by such person  and  (iv)
any  other information relating to such person that  is
required to be disclosed in solicitation of proxies for
election  of  Directors, or is otherwise  required,  in
each   case  pursuant  to  Regulation  14A  under   the
Securities Exchange Act of 1934, as amended  from  time
to  time  (including without limitation  such  person's
written consent to be named in the proxy statement as a
nominee  and to serving as a Director if elected);  and
(b)  as  to the stockholder giving the notice  (i)  the
name  and  address,  as they appear  on  the  Company's
books,  of  such  stockholder and (ii)  the  class  and
number  of shares of the Company which are beneficially
owned by such stockholder.  At the request of the Board
of  Directors,  any person nominated by  the  Board  of
Directors  for election as a Director shall furnish  to
the  Secretary of the Company that information required
to be set forth in a stockholder's notice of nomination
which  pertains  to the nominee.  No  person  shall  be
qualified  for  election as a Director of  the  Company
unless  nominated in accordance with the procedure  set
forth  in this Section 8.  The Chairman of the  meeting
shall,  if the facts warrant, determine and declare  to
the   meeting  that  a  nomination  was  not  made   in
accordance with procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.


                     ARTICLE III.

                      Committees.

 SECTION   1.   Executive  Committee.   The  Board   of
Directors  may, by resolution passed by a  majority  of
the  whole  Board, designate an Executive Committee  to
consist  of  three or more of the directors,  including
the  President  ex  officio,  one  of  whom  shall   be
designated  Chairman of the Executive  Committee.   The
Executive Committee shall have and may exercise, so far
as  may  be permitted by law, all of the powers of  the
Board  in  the  direction  of  the  management  of  the
business   and  affairs  of  the  Company  during   the
intervals  between meetings of the Board of  Directors,
and  shall  have  power to authorize the  seal  of  the
Company  to be affixed to all papers which may  require
it;  but  the  Executive Committee shall not  have  the
power to fill vacancies in the Board, or to change  the
membership  of, or to fill vacancies in, the  Executive
Committee,  or to make or amend bylaws of the  Company.
The  Board  shall have the power at any  time  to  fill
vacancies  in,  to  change the  membership  of,  or  to
dissolve,   the  Executive  Committee.   The  Executive
Committee  may  hold meetings and make  rules  for  the
conduct of its business and appoint such committees and
assistants  as  it  shall  from  time  to   time   deem
necessary.  A majority of the members of the  Executive
Committee shall constitute a quorum.  All action of the
Executive Committee shall be reported to the  Board  at
its  meeting next succeeding such action.  Any  one  or
more members of the Executive Committee may participate
in  a meeting of the Executive Committee by means of  a
conference    telephone   or   similar   communications
equipment  allowing  all persons participating  in  the
meeting   to   hear  each  other  at  the  same   time.
Participation by such means shall constitute presence in person at a meeting.

 SECTION  2.  Other Committees.  The Board of Directors
may,  in  its discretion, by resolution, appoint  other
committees,  composed  of two or  more  members,  which
shall  have  and may exercise such powers as  shall  be
conferred  or  authorized by the resolution  appointing
them.   A  majority of any such committee may determine
its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.
The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.


                      ARTICLE IV.

                       Officers.

 SECTION  1.   Officers.  The Board  of  Directors,  as
soon as may be after the election of directors held  in
each  year,  shall elect a Chairman  of  the  Board  of
Directors, a President of the Company, one or more Vice-
Presidents, a Secretary, and a Treasurer, and from time
to   time   may  appoint  such  Assistant  Secretaries,
Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two of such offices, except that of President and Secretary, may be held by the same person. The Chairman of the Board and the President shall be chosen from among the directors, but no other officer need be a director.

 SECTION  2.   Term of Office.  The term of  office  of
all   officers  shall  be  one  year  or  until   their
respective successors are chosen and qualified; but  at
any  meeting the Board may, by a three-fourths vote  of
its entire number, suspend or remove any one or more of
the officers for a cause satisfactory to the Board, and
the  action  thus taken shall be conclusive.   Previous
notice of five days of such intended action shall be given to the person affected thereby. In the event of the suspension of an officer, the Board shall fix the term of such suspension.

   SECTION 3. Powers and Duties. The officers, agents and employees of the Company shall each have such powers and duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may require any such officer, agent or employee to give security for the faithful performance of his duties.


                      ARTICLE V.

         Powers to Contract; Indemnification.

 SECTION 1. Contracts. All contracts and agreements purporting to be the act of this Company shall be signed by the President, or by a Vice-President, or by such other officer or other person as may be designated by the Board of Directors or Executive Committee in order that the same shall be binding upon the Company.

 SECTION 2.  Indemnification.

    a.   Actions Involving Directors and Officers.  The
Company shall indemnify each person who at any time  is
serving or has served as a director or officer  of  the
Company or at the request of the Company is serving  or
has  served as a director or officer (or in  a  similar
capacity) of any other corporation, partnership,  joint
venture,   trust,  employee  benefit  plan   or   other
enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law.

   b.  Actions Involving Employees or Agents.

        1. The Company may, if it deems appropriate, indemnify any person who at any time is or has been an employee or agent of the Company or who at the request of the Company is or has been an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law or to such lesser extent as the Company, in its discretion, may deem appropriate.

        2.   To the extent that any person referred  to
in   subsection  2(b)  of  this  Section  2  has   been
successful, on the merits or otherwise, in the defense of a civil or criminal proceeding arising out of the services referred to therein, he shall be entitled to indemnification as authorized in such subsection.

    c.  Advance Payment of Expenses.  Expenses incurred
by  a person who is or was a director or officer of the
Company  or who is or was at the request of the Company
serving  as  a  director or officer (or  in  a  similar
capacity) of any other corporation, partnership,  joint
venture,   trust,  employee  benefit  plan   or   other
enterprise, in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding, and expenses incurred by a person who is or was an employee or agent of the Company or who is or was at the request of the Company serving as an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts as, and to the extent, required by law.

     d.    Not  Exclusive.   The  indemnification   and
advancement of expenses provided or permitted  by  this
Section  2  shall not be deemed exclusive of any  other
rights  to  which any person who is or was a  director,
officer, employee or agent of the Company or who is  or
was at the request of the Company serving as a director
or  officer  (or  in a similar capacity),  employee  or
agent  of  any  other  corporation, partnership,  joint
venture,   trust,  employee  benefit  plan   or   other
enterprise may be entitled, whether pursuant to the Company's Certificate of Incorporation, Bylaws, the terms of any resolution of the shareholders or Board of Directors of the Company, any agreement or contract or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

    e.  Indemnification Agreements Authorized.  Without
limiting  the other provisions of this Section  2,  the
Company  is authorized from time to time to enter  into
agreements  with  any  director, officer,  employee  or
agent  of  the Company or with any person  who  at  the
request  of  the Company is serving as  a  director  or
officer  (or in a similar capacity), employee or  agent
of  any  other corporation, partnership, joint venture,
trust,  employee  benefit  plan  or  other  enterprise,
providing  such rights of indemnification as the  Board
of  Directors may deem appropriate, up to  the  maximum
extent  permitted  by  law;  provided  that  any   such
agreement  with  a director or officer of  the  Company
shall  not provide for indemnification of such director
or  officer  if a judgment or other final  adjudication
adverse to the director or officer establishes that his
acts were committed in bad faith or were the result  of
active  and deliberate dishonesty and were material  to
the  cause  of  action  so  adjudicated,  or  that   he
personally gained in fact a financial profit  or  other
advantage  to  which he was not legally entitled.   Any
such agreement entered into by the Company with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

     f.   Insurance.   The  Company  may  purchase  and
maintain  insurance to indemnify itself or  any  person
who is or was a director, officer, employee or agent of
the  Company  or  who is or was at the request  of  the
Company  serving  as a director or  officer  (or  in  a
similar  capacity),  employee or  agent  of  any  other
corporation,   partnership,   joint   venture,   trust,
employee benefit plan or other enterprise, to the maximum extent allowed by law, whether or not the Company would have the power to indemnify such person under the provisions of this Section 2.

    g.   Certain Definitions.  For the purposes of this
Section 2:

        1.   Any director or officer of the Company who
shall  serve as a director or officer (or in a  similar
capacity),  employee or agent of any other corporation,
partnership,  joint venture, trust or other  enterprise
of which the Company, directly or indirectly, is or was
the  owner  of  a  majority of either  the  outstanding
equity  interests or the outstanding voting  stock  (or
comparable interests) shall be deemed to be serving  as
such  director  or officer (or in a similar  capacity),
employee or agent at the request of the Company, unless
the  Board  of Directors of the Company shall determine
otherwise.   In  all other instances where  any  person
shall  serve as a director or officer (or in a  similar
capacity),  employee  or agent of another  corporation,
partnership,  joint venture, trust or other  enterprise
of  which  the  Company  is or  was  a  stockholder  or
creditor,   or   in  which  it  is  or  was   otherwise
interested, if it is not otherwise established that such person is or was serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, the Board of Directors of the Company may determine whether such service is or was at the request of the Company, and it shall not be necessary to show any actual or prior request for such service.

        2. A corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

        3.   References  to a corporation  include  all
constituent corporations absorbed in a consolidation or
merger   as   well  as  the  resulting   or   surviving
corporation  so  that  any  person  who  is  or  was  a
director,  officer,  employee  or  agent  of   such   a
constituent  corporation or is or was  serving  at  the
request  of such constituent corporation as a  director
or  officer  (or  in a similar capacity),  employee  or
agent   of  another  corporation,  partnership,   joint
venture,   trust,  employee  benefit  plan   or   other
enterprise shall stand in the same position under the provisions of this Section 2 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


    h. Survival. Any indemnification rights provided under or granted pursuant to this Section 2 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Indemnification rights provided under or granted pursuant to this Section 2 shall survive amendment or repeal of this Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights as a binding contract with the Company.


                      ARTICLE VI.

                    Capital Stock.

 SECTION 1.  Stock Certificates.  The interest of  each
stockholder  shall  be evidenced by  a  certificate  or
certificates for shares of stock of the Company in such
form  as  the Board of Directors may from time to  time
prescribe.  The certificates of stock shall  be  signed
by the Chairman of the Board or the President or a Vice-
President  and the Treasurer or an Assistant  Treasurer
or  the  Secretary or an Assistant Secretary and sealed
with   the   seal  of  the  Company,   and   shall   be
countersigned and registered in such manner, if any, as
the  Board may by resolution prescribe; provided  that,
in   case  such  certificates  are  required  by   such
resolution to be signed by a Transfer Agent or Transfer
Clerk  and  by  a  Registrar,  the  signatures  of  the
Chairman  of  the  Board or the President  or  a  Vice-
President  and the Treasurer or an Assistant  Treasurer
or the Secretary or an Assistant Secretary and the seal
of   the   Company  upon  such  certificates   may   be
facsimiles, engraved or printed.

 SECTION  2.   Transfers.  Shares in the capital  stock
of  the Company shall be transferred only on the  books
of  the Company, by the holder thereof in person or  by
his  attorney,  upon  surrender  for  cancellation   of
certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

 SECTION 3.  Lost or Destroyed Stock Certificates.   No
certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                     ARTICLE VII.

                  Checks, Notes, etc.

 All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by the President, or a Vice-President, or the Treasurer, or by such other officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


                     ARTICLE VIII.

                     Fiscal Year.

 The fiscal year of the Company shall be determined as ending on the Saturday nearest to each January thirty-first, and each ensuing fiscal year shall commence on the day following the ending date of the immediately preceding fiscal year as so determined.


                      ARTICLE IX.

                    Corporate Seal.

 The corporate seal shall have inscribed thereon the name of the Company and the words "New York", arranged in a circular form around the words and figures
"Corporate Seal 1913". In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.




                      ARTICLE X.

                      Amendments.

 The  Bylaws of the Company may be amended,  added  to,
rescinded   or   repealed  at  any   meeting   of   the
stockholders  by the vote of the holders of  record  of
shares  entitled  in  the  aggregate  to  more  than  a
majority of the number of votes which could at the time
be  cast  by  the holders of all shares of the  capital
stock  of the Company then outstanding and entitled  to
vote if all such holders were present or represented at
the meeting, provided notice of the proposed change  is
given  in  the  notice of the meeting.   The  Board  of
Directors may from time to time, by vote of a  majority
of  the  Board,  amend these Bylaws or make  additional
bylaws  for  the  Company  at any  regular  or  special
meeting  at  which  notice of the  proposed  change  is
given,   subject,  however,  to  the   power   of   the
stockholders to alter, amend, or repeal any bylaws made by the Board of Directors.